Exhibit 4.E

      THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (COLLECTIVELY, THE "ACTS"). THE SECURITIES MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACTS COVERING THE TRANSACTION, (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (3) THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.

Warrant No.: ______                                Number of Shares:________
Date of Issuance: July 28, 2003                      (subject to adjustment)

                           STOCK PURCHASE WARRANT

                        To Subscribe for and Purchase
                               Common Stock of

                             Parlex Corporation

      THIS CERTIFIES THAT, for value received, ___________________ ("Investor"), or registered assigns, is entitled to subscribe for and purchase from Parlex Corporation (the "Company"), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, at the price specified below (subject to adjustment as noted below) at any time after the date hereof to and including July 28, 2007 (the "Expiration Date") ____________ (the "Share Number") fully paid and nonassessable shares of common stock (the "Common Stock") (subject to adjustment as noted below). This Warrant has been issued pursuant to a Securities Purchase Agreement dated as of July 28, 2003 by and among the Investor, the other Investors named on the signature pages thereto and the Company (the "Purchase Agreement"), pursuant to which, among other things, the Company issued a 7% Convertible Subordinated Note in the original principal amount of $_______________, dated as of July 28, 2003 to the Investor (the "Convertible Note").

      The warrant purchase price (subject to adjustment as noted below) shall be $8.00 per share ("Initial Exercise Price").

      This Warrant is subject to the following provisions, terms and conditions:

      1. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, (but in no event shall any exercise in part consist of (i) less than twenty percent (20%) of the Share Number of shares (as adjusted) granted to the holder hereby, or (ii) any fractional share of Common Stock), by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by wire transfer, certified check, bank draft or cash of the purchase price for such shares or by cashless exercise pursuant to paragraph 10. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding 5 business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time. The Company may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant. This Warrant may not be exercised if the issuance of the Common Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or regulations.

      2. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 6 hereof.

      3. The Company represents and warrants that this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered and is a legal and binding obligation of the Company. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant according to the terms hereof will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such items and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise.

      4.    The above provisions are, however, subject to the following:

            (a) The Initial Exercise Price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Initial Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Initial Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment. Notwithstanding any other provision herein contained, no adjustment of the Initial Exercise Price shall be made until the total amount of the adjustment (based on any single transaction or a series of aggregated transactions which trigger the anti-dilution provisions set forth in this paragraph 4) shall be equal to at least one cent per share.

            (b) In case the Company shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (c) below) or any obligations or any shares of stock of the Company which are convertible into or exchangeable for Common Stock (such obligations or shares of stock being hereinafter referred to as "Convertible Securities"), or in any rights or options to purchase any Common Stock or Convertible Securities, or
      (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the holder of this Warrant upon the exercise hereof will be entitled to receive the number of shares of Common Stock to which such holder shall be entitled upon such exercise, and, in addition and without further payment therefor, such number of shares of Common Stock, such that upon exercise hereof, such holder would receive such number of shares of Common Stock as a result of each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of any such dividend or distribution if continuously since the record date for any such dividend or distribution such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company.

            (c) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the warrant purchase price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the warrant purchase price in effect immediately prior to such combination shall be proportionately increased.

            (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

            (e) Except for (a) options to purchase shares of Common Stock and the issuance of awards of Common Stock pursuant to key employee and consultant benefit plans adopted by the Company and except for shares of Common Stock issued upon the exercise of such options granted pursuant to such plans (provided that the aggregate number of shares thus awarded and covered by unexercised options and thus issued pursuant to such options shall not be in excess of 1,000,000 shares (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes)); (b) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights issued pursuant to a merger, consolidation, acquisition, strategic alliance, purchase or sale of assets, sale or exchange of stock, or in connection with any strategic investments, joint venture, manufacturing, marketing or distribution arrangement, technology transfer or development arrangement, or other similar commercial relationship or similar business combination approved by the Board of Directors, (in each case not for the purpose of capital raising), and (c) shares of Common Stock issuable pursuant to the exercise of that certain Warrant dated June 11, 2003 granted to Silicon Valley Bank, if and whenever the Company shall issue or sell any shares of its Common Stock or Convertible Securities for a consideration per share less than the Initial Exercise Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Initial Exercise Price shall be reduced to:

                  (i) in the event such issue or sale occurs at any time during the first 18 months following the date of closing of the transactions contemplated by the Purchase Agreement (the "Initial Period"), the lower price.

                  (ii) in the event such issue or sale occurs at any time after the Initial Period, the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of
            (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including for this purpose all shares of Common Stock issuable upon exercise or conversion of any Convertible Notes or Warrants as said term is defined in the Purchase Agreement outstanding immediately prior to such issue or sale) multiplied by the Initial Exercise Price then in effect, and (2) the consideration, if any, received by the Company upon such issue or sale, by (B) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including for this purpose all shares of Common Stock issuable upon exercise or conversion of any Convertible Notes or Warrants as said term is defined in the Purchase Agreement outstanding immediately prior to such issue or sale) and (2) the number of shares of Common Stock thus issued or sold.

            (f)   For the purposes of paragraph (e), the following provisions
      (i) to (v), inclusive, shall also be applicable:

                  (i) In case at any time the Company shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (aa) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the warrant purchase price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in paragraph (g) below, no further adjustments of the warrant purchase price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (ii) In case the Company shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (aa) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the warrant purchase price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (x) except as provided in paragraph (g) below, no further adjustments of the warrant purchase price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the warrant purchase price have been or are to be made pursuant to other provisions of this paragraph (f), no further adjustment of the warrant purchase price shall be made by reason of such issue or sale.

                  (iii) In case any shares of Common Stock or Convertible
            Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deducting therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any other corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the warrant purchase price, the determination of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such merger, conversion or sale, for purposes of paragraph (d) above, shall be made after giving effect to such adjustment of the warrant purchase price.

                  (iv) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them
            (aa) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (bb) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                  (v) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph (f).

            (g) If (i) the purchase price provided for in any right or option referred to in clause (i) of paragraph (f), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or clause (ii) of paragraph (f), or (iii) the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of paragraph (f) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the warrant purchase price then in effect shall forthwith be increased or decreased to such warrant purchase price which would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (i) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (ii) the issuance at the time of such change of any such options, rights or

      Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the warrant purchase price then in effect hereunder shall forthwith be increased to such warrant purchase price which would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option referred to in clause (i) of paragraph (f) or the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of paragraph (f) are convertible into or exchangeable for Common Stock shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the warrant purchase price then in effect hereunder shall forthwith be decreased to such warrant purchase price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

            (h) Upon any adjustment of the warrant purchase price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (i)   In case any time:

                  (1) the Company shall declare any cash dividend on its capital stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                  (2) the Company shall pay any dividend payable in stock upon its capital stock or make any distribution (other than regular cash dividends) to the holders of its capital stock;

                  (3) the Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights;

                  (4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

      then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (aa) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption shall, or is expected to, take place, as the case may be. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

            (j) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the close of business on the date of the notice required by paragraph l above. "Market Price" shall mean, if the Common Stock is traded on a securities exchange or on the Nasdaq National Market, the average of the closing prices of the Common Stock on such exchange or the Nasdaq National Market on the 20 trading days ending on the trading day prior to the date of determination, or, if the Common Stock is otherwise traded in the over-the-counter market, the average of the closing bid prices on the 20 trading days ending on the trading day prior to the date of determination. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market, or otherwise traded in the over-the-counter market, the Market Price shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

            (k) Notwithstanding anything to the contrary contained in this Warrant, the payment of the PIK Interest Shares (as defined in the Purchase Agreement) by the Company to holders of the Company's
      7% convertible subordinated notes issued pursuant to the Purchase Agreement shall not trigger any of the anti-dilution provisions specified under this paragraph 4.

      5. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company, including without limitation cash dividends.

      6. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof (if and only if there is no effective Registration Statement) of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. If applicable, such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and opinion (if applicable) by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

      7. Subject to the provisions of paragraph 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

      8. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

      9. The Company covenants and agrees that the holder hereof shall have the rights of an Investor under the Purchase Agreement and Registration Rights Agreement, each dated July 28, 2003 among the Company and the Investors named on the signature pages thereto.

      10. (a) In addition to and without limiting the rights of the holder of this Warrant under the terms of this Warrant, the holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this paragraph 10 at any time or from time to time prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (c) below) of a single share of Common Stock, determined in each case as of the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. Notwithstanding anything in this paragraph 10 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares of (i) less than twenty percent (20%) of the Share Number of shares (as adjusted) granted to the holder hereby, or (ii) any fractional share of Common Stock). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

      (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

      (c) For purposes of this paragraph 10, the "fair market value" of a share of Common Stock as of a particular date shall be its Market Price, calculated as described in paragraph 4(i) hereof (assuming for this purpose that references to "date of determination" (or words of similar import) in paragraph 4(i) shall be deemed references to "Conversion Date").

      11. No holder of this Warrant shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder's affiliates) would beneficially own in excess of 4.99% of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the holder of this Warrant, the Company shall, within three (3) business days, confirm orally or in writing to the holder of this Warrant the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the holder of this Warrant and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The restriction described in this paragraph 11 may be revoked upon 60 days prior written notice by the holder hereof to the Company.

      12. If the Company has not obtained Shareholder Approval (as defined below) if required, then the Company may not issue upon exercise of this Warrant in the aggregate, in excess of 19.999% of the number of shares of Common Stock outstanding on the trading day immediately preceding the Closing Date, less any shares of Common Stock issued upon conversion of the Convertible Notes, upon prior exercise of this or any other Warrant issued pursuant to the Purchase Agreement, or as payment of interest on the Convertible Notes (such number of shares, the "Issuable Maximum"). If on any attempted exercise of this Warrant, the issuance of the shares issuable hereunder (the "Warrant Shares") would exceed the Issuable Maximum, and the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of the Nasdaq National Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the holder requesting a Warrant exercise such number of Warrant Shares as may be issued below the Issuable Maximum and, with respect to the remainder of the aggregate number of Warrant Shares, this Warrant shall not be exercisable until and unless Shareholder Approval has been obtained or is otherwise no longer required.

      13. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law, not the law of conflicts, of the Commonwealth of Massachusetts.

      14. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, upon the making of an affidavit of the fact that the person claiming the Warrant to be lost, stolen, mutilated or destroyed and on such terms as to indemnity or otherwise as the Company may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

      15. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

      16. The right to exercise this Warrant shall automatically expire at 5:00 p.m., Eastern Daylight Time, on the Expiration Date, July 28, 2007.


                          [signature page follows]

IN WITNESS WHEREOF, Parlex Corporation has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of July _____, 2003.

                                  PARLEX CORPORATION


                                  By
                                     ---------------------------------
                                     Peter J. Murphy
                                     Chief Executive Officer & President

                              SUBSCRIPTION FORM

         To be Executed by the Holder of this Warrant if such Holder
            Desires to Exercise this Warrant in Whole or in Part:

To: Parlex Corporation (the "Company")

             The undersigned ___________________________________

                   Please insert Social Security or other
                      identifying number of Subscriber:

                       _______________________________

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ___________ shares of the Common Stock (the "Common Stock") provided for therein and [Circle either
(a) or (b)] (a) tenders payment herewith to the order of the Company in the amount of $___________, such payment being made as provided on the face of this Warrant; or (b) hereby exercises the Conversion Right as to the number of shares of Common Stock set forth above in accordance with paragraph 10 of the Warrant.

      By delivering this exercise notice, the undersigned owner represents and warrants ("X" next to applicable provision):

[__]  1.    that it does not now, nor after giving effect to this exercise will it, beneficially own in excess of 4.99% of the outstanding shares of Common Stock of the Company, calculated pursuant to the provisions of Paragraph 11 of the Warrant; or

[__]  2.    that it has provided, at least 60 days prior to the date of this notice of exercise, notice to the Company of its revocation of the application of Paragraph 11 of the Warrant.

      The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name: ______________________________________________________________________

Address: ___________________________________________________________________

Deliver to: ________________________________________________________________

Address: ___________________________________________________________________
and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:

                                  Signature ________________________________
                                  Note: The signature on this Subscription
                                  Form must correspond with the name as
                                  written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

                             FORM OF ASSIGNMENT
                     (To Be Signed Only Upon Assignment)


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto this Warrant, and appoints __________________________________ to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated: _________________

In the presence of:

________________________

                                  __________________________________________
                                  (Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)